     INDEPENDENT AUDITORS' REPORT


     We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on Form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No.
     33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated January 23, 1998, appearing in this Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 1997.

     /s/ Deloitte & Touche LLP

     Minneapolis, Minnesota
     March 18, 1998